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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 7, 2002 relating to the combined financial statements of the Burlington Resources Gathering Inc. Val Verde Gathering and Processing System for the years ended December 31, 2001 and 2000, which appears in TEPPCO Partners, L.P.'s Current Report on Form 8-K/A filed October 8, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                             /s/ PricewaterhouseCoopers LLP

Houston, Texas
October 10, 2002